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                                    EXHIBIT 1

                             STOCK OPTION AGREEMENT
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June 8, 2000

Andrew F. Cauthen
Chief Executive Officer
AMERICAN MILLENNIUM CORPORATION, INC.
1010 Tenth Street
Suite 100
Golden, CO 80401

Re:     Letter Agreement / Stock Purchase Options

Dear Mr. Cauthen:

        The purpose of this letter is to set forth the agreement (hereinafter referred to as this "Letter Agreement") among American Millennium Corporation, Inc., a New Mexico corporation (hereinafter referred to as "the Company") and Peter A. Jankowski, a resident of the State of Colorado, Patrick Galvin, Earl L. Jennings, Jr., Charles E. McDowell, and Kurt E. Starnes, all residents of the State of California, and Steven W. Phillips, Esq., a resident of the State of Arizona (all six of which individuals hereinafter collectively referred to as "Optionees") with respect to the acquisition of certain options to acquire shares of the common capital stock of the Company by Optionees, as set forth herein.

The Company and Optionees, upon execution of this Letter Agreement and in exchange for $10.00 and other good and valuable consideration, each to the other, in hand paid, the receipt and sufficiency of which is hereby acknowledged by the Company and Optionees, do hereby agree as follows:

        1. First Stock Option. Upon the terms and conditions of this section 1, the Company shall grant Optionees the right to purchase shares of the Company's common stock (the "First Stock Option"). The First Stock Option shall terminate and shall be of no force or effect unless the Optionees pay to the Company a non-refundable option fee of One Hundred Thousand Dollars ($100,000) (the "First Option Fee"), within thirty (30) days from the Effective Date hereof. The First Option Fee shall be paid by bank wire or cashiered funds.

               1.1 Upon the payment of the First Option Fee by the Optionees to the Company within thirty (30) days from the Effective Date, the Company shall grant Optionees the right to purchase One Million Shares (1,000,000) shares of the common capital stock of the Company, as adjusted for all stock splits or stock dividends from and after the date hereof, if any, (hereinafter referred to as the "First Option Shares").

               1.2 The First Stock Option shall be exercisable for a period of one hundred eighty (180) days commencing on the date of the payment of the First Option Fee.

               1.3 The total purchase price for the First Option Shares shall be, in the aggregate, One Million Dollars ($1,000,000.00) (the "First Exercise Price"). The per share purchase price for the First Option Shares is One and no/100 Dollars ($1.00). The First Option Fee shall be credited to the First Exercise Price (i.e., upon Optionees purchase of the optioned shares, Nine Hundred Thousand Dollars [$900,000.00] would be payable). The First Option


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Fee is non-refundable and if the First Stock Option is not exercised, the First
Option Fee shall be retained in full by the Company.

               1.4 If all or any part of the First Option Shares are purchased within ninety (90) days of the Effective Date hereof, each share purchased shall entitle the purchaser(s) thereof to the simultaneous issuance by the Company of warrants ("Warrants") to purchase one common share (i.e., a maximum total of an additional One Million [1,000,000] common shares), as adjusted for all stock splits or stock dividends from and after the date hereof, if any. The Warrants shall be for a term of three years commencing on the Effective Date hereof and shall be exercisable at a price of One and 25/100 Dollars ($1.25) per share if exercised during the first Warrant year, Two and 25/100 Dollars ($2.25) per share if exercised during the second Warrant year and Three and 25/100 Dollars ($3.25) per share if exercised during the third Warrant year. The Warrants shall be in the form of and have such benefits and restrictions as set forth in Exhibit "A" attached hereto.

               1.5 The First Option Shares shall have certain restrictions as further set forth herein.

        2.     Second Stock Option. Upon the terms and conditions of this section 2, the Company shall grant Optionees the right to purchase shares of the Company's common stock (the "Second Stock Option"). The Second Stock Option shall terminate and shall be of no force or effect unless the Optionees pay to the Company a non-refundable option fee of One Hundred Thousand Dollars ($100,000) (the "Second Option Fee") within ninety (90) days from the date of the payment of the First Option Fee described in section 1 above. The Second Option Fee shall be paid by bank wire or cashiered funds.

               2.1 Upon the payment of the Second Option Fee by the Optionees to the Company within ninety (90) days from the date of the payment of the First Option Fee, the Company shall grant Optionees the right to purchase One Million (1,000,000) shares of the common capital stock of the Company, as adjusted for all stock splits or stock dividends from and after the date hereof, if any, (hereinafter referred to as the "Second Option Shares").

               2.2 The Second Stock Option shall be exercisable for a period of one hundred eighty (180) days commencing on the date of the payment of the Second Option Fee.

               2.3 The total purchase price for the Second Option Shares shall be, in the aggregate, One Million Dollars ($1,500,000) (the "Second Exercise Price"). The per share purchase price for the Second Option Shares is One and 50/100 Dollars ($1.50). The Second Option Fee shall be credited to the Second Exercise Price (i.e., upon Optionees purchase of the optioned shares, One Million Four Hundred Thousand Dollars [$1,400,000] would be payable). The Second Option Fee is non-refundable and if the Second Stock Option is not exercised, the Second Option Fee shall be retained in full by the Company.

               2.4 If all or any part of the Second Option Shares are purchased within ninety (90) days of the payment of the Second Option Fee, each share purchased shall entitle the purchaser(s) thereof to the simultaneous issuance by the Company of warrants ("Warrants") to purchase one common share (i.e., a maximum total of an additional One Million [1,000,000] common shares), as adjusted for all stock splits or stock dividends from


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and after the date hereof, if any. The Warrants shall be for a term of three years commencing on the date of the payment of the Second Option Fee and shall be exercisable at a price of One and 75/100 Dollars ($1.75) per share if exercised during the first Warrant year, Two and 75/100 Dollars ($2.75) per share if exercised during the second Warrant year and Three and 75/100 Dollars ($3.75) per share if exercised during the third Warrant year. The Warrants shall be in the form of and have such benefits and restrictions as set forth in Exhibit "A" attached hereto.

               2.5 The Second Option Shares shall have certain restrictions as further set forth herein.

        3. Third Stock Option. Upon the terms and conditions of this section 3, the Company shall grant Optionees the right to purchase shares of the Company's common stock (the "Third Stock Option"). The Third Stock Option shall terminate and shall be of no force or effect unless the Optionees pay to the Company a non-refundable option fee of One Hundred Thousand Dollars ($100,000) (the "Third Option Fee") within ninety (90) days from the date of the payment of the Second Option Fee described in section 2 above. The Third Option Fee shall be paid by bank wire or cashiered funds.

               3.1 Upon the payment of the Third Option Fee by the Optionees to the Company within ninety (90) days from the date of the payment of the Second Option Fee, the Company shall grant Optionees the right to purchase One Million (1,000,000) shares of the common capital stock of the Company, as adjusted for all stock splits or stock dividends from and after the date hereof, if any, (hereinafter referred to as the "Third Option Shares").

               3.2 The Third Stock Option shall be exercisable for a period of one hundred eighty (180) days commencing on the date of the payment of the Third Option Fee.

               3.3 The total purchase price for the Third Option Shares shall be, in the aggregate, Two Million Dollars ($2,000,000) (the "Third Exercise Price"). The per share purchase price for the Third Option Shares is Two and no/100 Dollars ($2.00). The Third Option Fee shall be credited to the Third Exercise Price (i.e., upon Optionees purchase of the optioned shares, One Million Nine Hundred Thousand Dollars [$1,900,000] would be payable). The Third Option Fee is non-refundable and if the Third Stock Option is not exercised, the Third Option Fee shall be retained in full by the Company.

               3.4 If all or any part of the Third Option Shares are purchased within ninety (90) days of the payment of the Third Option Fee, each share purchased shall entitle the purchaser(s) thereof to the simultaneous issuance by the Company of warrants ("Warrants") to purchase one common share (i.e., a maximum total of an additional One Million [1,000,000] common shares), as adjusted for all stock splits or stock dividends from and after the date hereof, if any. The Warrants shall be for a term of three years commencing on the date of the payment of the Third Option Fee and shall be exercisable at a price of Two and 25/100 Dollars ($2.25) per share if exercised during the first Warrant year, Three and 25/100 Dollars ($3.25) per share if exercised during the second Warrant year and Four and 25/100 Dollars ($4.25) per share if exercised during the third Warrant year. The Warrants shall be in the form of and have such benefits and restrictions as set forth in Exhibit "A" attached hereto.


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               3.5 The Third Option Shares shall have certain restrictions as further set forth herein.

        4.     Fourth Stock Option. Upon the terms and conditions of this section 4, the Company shall grant Optionees the right to purchase shares of the Company's common stock (the "Fourth Stock Option"). The Fourth Stock Option shall terminate and shall be of no force or effect unless the Optionees pay to the Company a non-refundable option fee of One Hundred Thousand Dollars ($100,000) (the "Fourth Option Fee") within ninety (90) days from the date of the payment of the Third Option Fee described in section 3 above. The Fourth Option Fee shall be paid by bank wire or cashiered funds.

               4.1 Upon the payment of the Fourth Option Fee by the Optionees to the Company within ninety (90) days from the date of the payment of the Third Option Fee, the Company shall grant Optionees the right to purchase One Million (1,000,000) shares of the common capital stock of the Company, as adjusted for all stock splits or stock dividends from and after the date hereof, if any, (hereinafter referred to as the "Fourth Option Shares").

               4.2 The Fourth Stock Option shall be exercisable for a period of one hundred eighty (180) days commencing on the date of the payment of the Fourth Option Fee.

               4.3 The total purchase price for the Fourth Option Shares shall be, in the aggregate, Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Fourth Exercise Price"). The per share purchase price for the Fourth Option Shares is Two and 50/100 Dollars ($2.50). The Fourth Option Fee shall be credited to the Fourth Exercise Price (i.e., upon Optionees purchase of the optioned shares, Two Million Five Hundred Thousand Dollars [$2,500,000] would be payable). The Fourth Option Fee is non-refundable and if the Fourth Stock Option is not exercised, the Fourth Option Fee shall be retained in full by the Company.

               4.4 If all or any part of the Fourth Option Shares are purchased within ninety (90) days of the payment of the Fourth Option Fee, each share purchased shall entitle the purchaser(s) thereof to the simultaneous issuance by the Company of warrants ("Warrants") to purchase one common share (i.e., a maximum total of an additional One Million (1,000,000) common shares), as adjusted for all stock splits or stock dividends from and after the date hereof, if any. The Warrants shall be for a term of three years commencing on the date of the payment of the Fourth Option Fee and shall be exercisable at a price of Three and 25/100 Dollars ($3.25) per share if exercised during the first Warrant year, Four and 25/100 Dollars ($4.25) per share if exercised during the second Warrant year and Five and 25/100 Dollars ($5.25) per share if exercised during the third Warrant year. The Warrants shall be in the form of and have such benefits and restrictions as set forth in Exhibit "A" attached hereto.

               4.5 The Fourth Option Shares shall have certain restrictions as further set forth herein.

        5. Rule 144 Restrictions. The First Option Shares, the Second Option Shares, the Third Option Shares, and the Fourth Option Shares (collectively the "Option Shares") and shares purchased by the exercise of Warrants, if any, shall be "restricted securities" as such term is defined in Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as


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amended, ("The Securities Act") and the certificates representing such securities shall bear a legend as follows:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAW OF ANY STATE. NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT, UNLESS THE COMPANY AND ITS COUNSEL HAVE RECEIVED A SATISFACTORY OPINION OF COUNSEL THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR THE SECURITIES LAWS OF SUCH STATES."

        6. Registration Rights. The shares purchased by Optionees upon the exercise of the Options or the exercise of Warrants shall have the registration rights provided for in this section 6. Any and all shares purchased upon the exercise of the Options or Warrants are hereafter referred to as the "Registrable Stock" and the record owners of such Registrable Stock are hereafter referred to as the "Holders".

               6.1 Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of any of the Registrable Stock in connection with the resale thereof by the Holders (a "Piggyback Registration"), the Company will (i) give no less than fifteen (15) days prior written notice to all Holders of its intention to effect such a registration (the "Registration Notice"), and (ii) include in such registration all Registrable Stock issued prior to the date fifteen (15) days following the date of the Registration Notice in accordance with the priorities set forth in Sections 6.3 and 6.4 below. The obligations of the Company to register a particular share of Registrable Stock shall expire on the date which is two (2) years after such share of Registrable Stock was issued to a Holder provided that the Company has filed all reports required to be filed by it pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended, and has taken such other action as any Holder may reasonably request, all to the extent required to enable Holders to sell Registrable Stock pursuant to Rule 144 adopted by the Securities and Exchange Commission ("SEC") (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC.

               6.2 Piggyback Expenses. All expenses incident to the Company's performance of or compliance with this Section 6, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions relating to Registrable Stock) and other persons or entities retained by the Company in connection with any Piggyback Registration will be paid by the Company. Holders shall pay for fees and


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        disbursements of counsel retained by Holders (or any of them) and, if the Piggyback Registration is an underwritten offering, shall pay all underwriting discounts and commissions relating to the sale of Registrable Stock.

               6.3 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities that the Company proposes to sell and Registrable Stock prorata among the Company and the Holders on the basis of the number of shares which the Company proposes to register and the number of shares of Registrable Stock issued to Holders prior to the date of the Registration Notice; provided, however, that in no event will the Registrable Stock issued to the Holders prior to the date of the Registration Notice exceed forty percent (40%) of the securities being sought for underwritten primary registration if the Company is unable to register all of the securities for which the Company sought underwritten primary registration.

               6.4 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the Registrable Stock of the Holders acquired pursuant to this Letter Agreement prior to the date of the Registration Notice prorata among the Holders, (ii) second, the securities requested to be included therein by the other holders (other than the Holders) requesting such registration, and (iii) third, the other securities requested to be included in such registration, if any.

               6.5 Mandatory Registration. If Holders purchase all of the First Option Shares, the Company hereby agrees, notwithstanding any provision herein to the contrary, to (i) file a registration statement relating to all such First Option Shares purchased no later than ninety (90) days after the date the last of said First Option Shares are purchased by the Holders (the "Mandatory Registration") and (ii) register all additional Second Option Shares, Third Option Shares and Fourth Option Shares and shares purchased by the Holders by the exercise of Warrants, if any, purchased prior to the date of the filing of said Mandatory Registration.

               6.6 Selection of Underwriters. The Holders shall have no right to select or participate in the selection of any investment banker(s) or manager(s) to administer any offering.

        7.     Holdback Agreements.

               7.1 In connection with any underwritten Piggyback Registration, each Holder agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the ninety (90) day period beginning on


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        the effective date of any such underwritten Piggyback Registration in which any shares of Registrable Stock are included, unless the underwriters managing the registered public offering otherwise agree and such sale or distribution otherwise complies with Regulation *240.10b-6 of the Exchange Act; provided, however, that the Holders may elect, at their option, to not have the underwriter sell the Registrable Stock the Holders have registered and to otherwise determine the method and timing of the sale of the securities so registered without regard to the holdback provisions hereof.

               7.2 It is expressly understood that the rights of any Optionee hereunder are expressly subject to any agreements by and between said Optionee and the Company concerning the transfer or sale of any Option Shares and shares purchased by the exercise of Warrants, if any, (including Sections 10 and 11 below), or any interest therein, whether contained herein, in the Company's articles of incorporation on file prior hereto or other constituent documents on file and specifically disclosed to Optionees by the Company prior to the Effective Date hereof, or otherwise on file and specifically disclosed to Optionees by the Company prior to the Effective Date hereof.

        8. Registration Procedures. Whenever Registrable Stock will be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Stock in accordance with the intended method of disposition thereof, and pursuant thereto, the Company will as expeditiously as possible:

               8.1 Prepare and file with the SEC a registration statement filed pursuant to the Securities Act on Form S-1, S-2, S-3, SB-1 or SB-2 or any similar registration statement pursuant to which Registrable Stock may be registered (a "Registration Statement") with respect to such Registrable Stock and use its best efforts to cause such Registration Statement to become effective (provided that, no less than ten (10) days before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel or counsels of Optionees copies of all such documents proposed to be filed);

               8.2 Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than two (2) years and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

               8.3 Furnish to each Holder such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such Holder;

               8.4 Use its best efforts to register or qualify such Registrable Stock under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary


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        or advisable to enable such Holder to consummate the disposition in such jurisdictions of Registrable Stock owned by such Holder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

               8.5 Notify each Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Registrable Stock such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

               8.6 Cause all such Registrable Stock to be listed on each securities exchange on which similar securities issued by the Company are then listed, if any; and

               8.7 Provide a transfer agent and registrar for all such Registrable Stock not later than the effective date of such Registration Statement;

               8.8 Make available for inspection during normal business hours by any Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Optionee or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Optionee, underwriter, attorney, accountant or agent in connection with such Registration Statement.

        9.     Indemnification.

               9.1 The Company agrees to indemnify, to the extent permitted by law, each Holder against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein, except insofar as the same are caused by or contained in any information furnished to the Company by Optionees (or any of them) expressly for use therein or which Optionees (or any of them) failed to provide after being so requested or by any Optionee's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Optionee with a sufficient number of copies of the same or which is otherwise attributable of the negligence or willful misconduct of any Optionee.


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               9.2  In connection with any Registration Statement in which any
        Optionee is participating, each such Optionee will furnish to the Company in writing, within fifteen (15) days after written request therefor, such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers, each person or entity who controls the Company (within the meaning of the Securities Act), against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained or required to be contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained or required to be contained in any information or affidavit so furnished or required to be so furnished in writing by such Optionee.

               9.3 Any person or entity entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the indemnifying party's consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

               9.4 The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and will survive the transfer of securities. The Company and Optionees also agree to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's or any Optionee's indemnification, as the case may be, is unavailable for any reason.

        10. Purchased Option Shares Possibly Subject to 120 Day Lock-Up Restrictions. Each person acquiring shares, options or warrants ("Securities") of the Company under this agreement or under any Warrant Agreement delivered in connection herewith, shall, if requested by an underwriter of a primary offering of the Company's securities, agree that he will not sell or otherwise transfer or dispose of his shares of the Company's common stock during the period beginning seven days prior to and ending 120 days following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended. The restrictions agreed to herein shall be binding upon any assignee of person acquiring Securities hereunder or under any Warrant Agreement referred to herein.


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        11.    Optionees Sharing of Letter Agreement Rights. Optionees shall determine, as may be agreed among them in their sole discretion, the method or manner in which the rights and obligations conferred in this Letter Agreement shall be shared between them (unless otherwise expressly set forth herein). Optionees shall comply with all SEC requirements relating to the filing of reports with respect to their ownership of the Options, Warrants or the Shares under any and all applicable securities laws.

        12. Optionees Investor Suitability. Optionees hereunder must be accredited within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act both as of the Effective Date hereof and at the date of each payment of an Option Fee. Any individual not so accredited shall be excluded from participating in Optionees rights hereunder, however, in such event there shall be no diminution of the rights conferred in this Letter Agreement. Optionees hereby represent that they (i) have reviewed the Company's financial information to their full satisfaction, including all portions deemed relevant by Optionees of the Company's public filings with the SEC, (ii) have had access to all information necessary for them to make an informed decision with respect to this Letter Agreement, (iii) were not solicited by the Company or any representative of the Company in connection with this Letter Agreement, and (iv) are capable of bearing the risks of loss of any investment in the Company as provided this Letter Agreement.

        13. Effective Date. This Letter Agreement shall not be valid until the date that the last of all of the Optionees [or in the event of death or incapacity of one or more Optionees, their respective heir(s), or personal representative(s), or other successor(s)], has affixed his or their signature hereto, which date shall be for all purposes the "Effective Date" of this Letter Agreement. If the Effective Date does not occur prior to the expiration of fifteen (15) days from the date this Letter Agreement shall first be executed by Optionor, then in such event, this Letter Agreement shall be null and void in all respects and of no further force or effect.

        14. Term. This Letter Agreement shall remain in effect from and after the Effective Date until the expiration of any remaining unexercised stock purchase rights conferred hereunder.

        15. Entire Agreement; Definitive Agreement. This Letter Agreement and exhibits constitutes the whole and entire agreement among the Company and Optionees with respect to the matters set forth herein and this Letter Agreement shall not be modified or amended in any respect except by a written instrument executed by the Company and Optionees.

        16. Benefit. This Letter Agreement is binding upon and inures to the benefit of the Company and Optionees and their respective heirs, personal representatives, successors and assigns; provided, however, the options granted hereunder shall not be transferable by Optionees to any person or entity without the consent of the Company in its sole discretion. Notwithstanding the aforementioned restriction on tranferability, Optionees shall have the right without the consent of the Company to assign the options granted hereunder in any lawful manner in connection with any lawful financing(s) of any one or more of the Optionees whereby the resulting assignment is for purposes of use by the assignee as collateral security for sums advanced to any one or more of the Optionees connected or in any way incident to Option Payments or stock purchases to be lawfully made hereunder.

        17. Severability. If any provision or term of this Letter Agreement shall be held or determined to be unenforceable, the balance of this Letter Agreement shall nevertheless continue in full force and effect, unaffected by such holding or determination. In addition, in any such event, the parties agree that it is their intention and agreement that any such provision or term which is held or determined to be unenforceable as written, shall nonetheless be enforced and binding to the fullest extent permitted by law as though such provision or term had been written in such a manner to such an extent as to be enforceable under the circumstances.

        18. Law Governing. This Letter Agreement shall be governed and interpreted under the laws of the State of California.

        19. Further Assurances. Each party agrees that he or it will, whenever and as often as he or it shall be required by any other party, execute, acknowledge and deliver such further instruments and documents as may be necessary in order to complete the agreements herein provided and to do any and all other acts and to acknowledge, execute and deliver any and all other documents which may be requested in order to reasonably carry out the intent and purposes of this Letter Agreement.

        20. Construction of Letter Agreement. The parties hereto agree that this Letter Agreement shall not be construed against any party hereto by reason of the party or parties responsible for its preparation. The parties mutually agree that each has had full access to the advice of legal counsel and that this Letter Agreement represents the culmination of negotiations between the Company and Optionees and their representatives. Any previous correspondence amongst the parties hereto and all such negotiations are superseded hereby in all respects are of no further force and effect.

        21. Notices. All notices hereunder shall be given in writing and shall be sent by overnight courier, sent by facsimile transmission (with the original forwarded in accordance with this Section) or sent by certified mail, postage prepaid and return receipt requested. Notice shall be considered received by the addressee two (2) days after deposit in the United States Mail (by certified mail, postage prepaid and return receipt requested), or by facsimile transmission, or by overnight courier. The parties hereto may change the address at which they wish to receive notices by providing notice of the new address to the other parties hereto. Unless either party receives notice of a change of address in the manner provided in this Section, notices shall be addressed at the last known address of the party to whom notice is sent.

        22. Grace Period. Notwithstanding any provision to the contrary in this Agreement, all Optionees' performance dates and time periods set forth hereunder (by which dates and time periods the Optionees performance is required) shall be extended by a grace period equal to thirty (30) days ("Grace Period"), said Grace Period commencing in each and every instance with the date said performance shall be required under this Agreement.

        23. Mandatory Registration. Notwithstanding any provision to the contrary in this Agreement or in Section 6, paragraph 6.5 thereof, the provisions for Registrable Stock to be registered by way of a "Mandatory Registration" shall be applicable on each and every occasion that the Optionees purchase, in the aggregate, One Million Five Hundred Thousand Dollars ($1,500,000.00) or more of shares upon the exercise of Options or the exercise of Warrants (i.e., this covenant of the Company to provide multiple Mandatory Registrations for the Optionees is made by the Company as an incentive for the Optionees to purchase shares that cumulatively aggregate purchase amounts of $1,500,000 or more).

        24. Notwithstanding any provision to the contrary in this Agreement, if the respective $100,000 Option Fees applicable to each of the First Stock Option, Second Stock Option, the Third Stock Option and the Fourth Stock Option required under this Agreement have been paid to the Company, the Optionees shall thereafter have the right to exercise (i) their respective share purchase rights in increments of all or any part of each of said Options, and/or (ii) their respective share purchase rights in increments of all or any part of the previously issued Warrants.

               If the foregoing is consistent with our mutual understandings and is therefore acceptable to you, kindly execute and return multiple originals of this Letter Agreement, one for each of the signatories hereto to the offices at 405 W. Franklin Street, Rockwell Building, Tucson, AZ 85701.

Sincerely,

OPTIONEES:

/s/ PATRICK GALVIN                                 /s/ PETER A. JANKOWSKI
------------------------------------               ------------------------
Patrick Galvin                                     Peter A. Jankowski

Date:          June 8, 2000                        Date:         June 8, 2000
        ----------------------------                      -------------------


/s/ EARL L. JENNINGS, JR.                          /s/ CHARLES E. MCDOWELL
------------------------------------               -------------------------
Earl L. Jennings, Jr.                              Charles E. McDowell

Date:          June 8, 2000                        Date:         June 8, 2000
        ----------------------------                      -------------------


                                                   /s/ KURT E. STARNES
------------------------------------               ---------------------
Steven W. Phillips, Esq.                           Kurt E. Starnes

Date:                                              Date:         June 8, 2000
        ----------------------------                      -------------------


AGREED & ACCEPTED:

AMERICAN MILLENNIUM CORPORATION, INC.

By:     /s/ ANDREW F. CAUTHEN
   ---------------------------------
        Chief Executive Officer

Date:          June 8, 2000
        -------------------

occasion that the Optionees purchase, in the aggregate, One Million Five Hundred Thousand Dollars ($1,500,000.00) or more of shares upon the exercise of Options or the exercise of Warrants (i.e., this covenant of the Company to provide multiple Mandatory Registrations for the Optionees is made by the Company as an incentive for the Optionees to purchase shares that cumulatively aggregate purchase amounts of $1,500,000 or more).

        24. Notwithstanding any provision to the contrary in this Agreement, if the respective $100,000 Option Fees applicable to each of the First Stock Option, Second Stock Option, the Third Stock Option and the Fourth Stock Option required under this Agreement have been paid to the Company, the Optionees shall thereafter have the right to exercise (i) their respective share purchase rights in increments of all or any part of each of said Options, and/or (ii) their respective share purchase rights in increments of all or any part of the previously issued Warrants.

               If the foregoing is consistent with our mutual understandings and is therefore acceptable to you, kindly execute and return multiple originals of this Letter Agreement, one for each of the signatories hereto to the offices at 405 W. Franklin Street, Rockwell Building, Tucson, AZ 85701.

Sincerely,

OPTIONEES:

                                                   /s/ PETER A. JANKOWSKI
------------------------------------               ------------------------
Patrick Galvin                                     Peter A. Jankowski

Date:                                              Date:         June 8, 2000
        ----------------------------                      -------------------


------------------------------------               -------------------------
Earl L. Jennings, Jr.                              Charles E. McDowell

Date:                                              Date:
        ----------------------------                      -------------------


/s/ STEVEN W. PHILLIPS
------------------------------------               ---------------------
Steven W. Phillips, Esq.                           Kurt E. Starnes

Date:   June 7, 2000                               Date:
        ----------------------------                      -------------------


AGREED & ACCEPTED:

AMERICAN MILLENNIUM CORPORATION, INC.

By:     /s/ ANDREW F. CAUTHEN
   ---------------------------------
        Chief Executive Officer

Date:          June 8, 2000
        -------------------

                                   EXHIBIT "A"

                                WARRANT AGREEMENT

        AGREEMENT, dated as of the ____ day of July, 1999, by and AMERICAN MILLENNIUM CORPORATION, INC. ("Company"), ________________________________________ (STOCK TRANSFER COMPANY), as Warrant
Agent (the "Warrant Agent") and Peter A. Jankowski, a resident of the State of Colorado, Patrick Galvin, Earl L. Jennings, Jr., Charles E. McDowell, and Kurt
E. Starnes, all residents of the State of California, and Steven W. Phillips, Esq., a resident of the State of Arizona (all six of which individuals hereinafter collectively referred to as "Optionees").

                                   WITNESSETH

        WHEREAS, in connection with a possible private placement pursuant to the Letter Agreement dated June 8, 2000, incorporated herein by reference, with the Optionees of shares of Common Stock of the Company ("Common Stock") and Warrants to purchase Common Stock (the "Warrants"), the Company will issue up to Four Million (4,000,000) Warrants; and

        WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof;

        NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

        SECTION 1.  Definitions.

        As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

        (a) "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of Sixty Million (60,000,000) shares authorized as Common Stock.

        (b) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at __________________, ____________, ____________________.

        (c) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

        (d) "Purchase Price" shall mean the purchase price per share to be paid upon exercise of each Warrant in accordance with the terms of the Letter Agreement dated June 8, 2000 between the Company and the Optionees.

        (e) "Registered Holder" shall mean as to any Warrant and as of any particular date, the person in whose name the certificate representing the warrant shall be registered on that date on the books maintained by the Warrant Agent pursuant to Section 6.

        (g) "Transfer Agents" shall mean (Stock Transfer Company), as the Company's transfer agent, or its authorized successor, as such.

        (f) "Warrant Expiration Date" shall mean 5:00 P.M. (New York time) on ________, _____ (i.e., three years from the Warrant issue date); provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized or required to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized or required to close. Upon notice to all warrant holders the Company shall have the right to extend the warrant expiration date.

        SECTION 2. Warrants and Issuance of Warrant Certificates.

        (a) A Warrant initially shall entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof.

        (b) Upon execution of this Agreement, Warrant Certificates representing Four Million (4,000,000) Warrants shall be executed by the Company and delivered to the Warrant Agent. Upon written order of the Company signed by its President or Chairman or a Vice President and by its Treasurer or an Assistant Treasurer, the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent.

        (c) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing up to an aggregate of Four Million (4,000,000) shares of Common Stock, upon the exercise of Warrants in accordance with this Agreement and the Letter Agreement dated June 8, 2000 between the Company and the Optionees.

        (d) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6; and (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7.

        SECTION 3.  Form and Execution of Warrant Certificates.

        (a) The Warrant Certificates shall be substantially in the forms annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, or to conform to usage or to the requirements of this Agreement. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrant Certificates shall be numbered serially with the letters WA.

        (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Treasurer or an Assistant Treasurer, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company or to hold such office. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Section 4 hereof.

        SECTION 4. Exercise. Each Warrant may be exercised by the Registered Holder thereof at any time on or after the date of its issuance, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Warrant as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of the exercise of the Warrants. Promptly following, and in any event within five days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a certificate for any remaining unexercised Warrants of the Registered Holder), unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending clearance of checks received in payment of the Purchase Price pursuant to such Warrants. Notwithstanding the foregoing, in the case of payment made in the form of a check drawn on an account of such investment banks and brokerage houses as the Company shall approve in writing to the Warrant Agent, certificates shall immediately be issued without prior notice to the Company or any delay. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant (the "Warrant Proceeds") to the Company or as the Company may direct in writing.

        SECTION 5. Reservation of Shares: Listing: Payment of Taxes: etc.

        (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, (other than those which the Company shall promptly pay or discharge).

        (b) The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

        (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

        (d) The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock issuable upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Warrants.

        SECTION 6.  Rule 144 Restrictions: Exchange: Registration of Transfer.

        (a) The Warrants shall be "restricted securities" as such term is defined in Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended, ("The Securities Act") and the certificates representing such securities shall bear a legend as follows:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT'"), OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT, UNLESS THE COMPANY AND ITS COUNSEL HAVE RECEIVED A SATISFACTORY OPINION OF COUNSEL THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR THE SECURITIES LAWS OF SUCH STATES."

        (b) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

        (c) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

        (d) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

        (e) A service charge may be imposed by the Warrant Agent for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

        (f) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or, with the prior written consent of the owner (i.e., Registered Holder) of said Warrant Certificates, disposed of or destroyed, at the direction of the Company.

        (g) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary. The Warrants, which are being offered with shares of Common Stock, will be immediately detachable from the Common Stock and transferable separately therefrom.

        SECTION 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

        SECTION 8. Fractional Warrants and Fractional Shares. The Company shall not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

        (a) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ Quotation System, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

        (b) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

        (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

        SECTION 9. Warrant Holders Not Deemed Stockholders. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

        SECTION 10. Registered Holders Exercise Rights. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

        SECTION 11. Agreement of Warrant Holders. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

        (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

        (b) The Company and the Warrant Agent may deem and treat the person in whose name the warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided herein.

        SECTION 12. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and canceled by it and retired. The Warrant Agent shall also cancel the Warrant Certificate or Warrant Certificates following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split-up, combination or exchange.

        SECTION 13. Concerning the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

        The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

        The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

        Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Clerk, or Assistant Clerk, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

        The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

        The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new Warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

        Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

        The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

        SECTION 14. Optionees Sharing of Warrants. Optionees shall determine, as may be agreed among them in their sole discretion, the method or manner in which the rights and obligations conferred in this Warrant Agreement shall be shared between them (unless otherwise expressly set forth herein).

        SECTION 15. Modification of Agreement. Subject to the provisions of
Section 4, the Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

        SECTION 16. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 1010 Tenth Street, Suite 100, Golden, CO 80401,
Attention: Andrew F. Cauthen, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; if to the Warrant Agent, at its Corporate Office; and if to Optionees, 405 W. Franklin Street, Rockwell Building, Tucson, AZ 85701.

        SECTION 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws.

        SECTION 18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and, the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

        SECTION 19. Termination. This Agreement shall terminate at the close of business on the Expiration Date of all the Warrants or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 13 hereof shall survive such termination.

        SECTION 20. Counterparts. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AMERICAN MILLENNIUM CORPORATION, INC.


By:
   ------------------------------------
        Chief Executive Officer

                                     (STOCK TRANSFER COMPANY)
------------------------------------


By:
   ------------------------------------
        Authorized Officer

OPTIONEES:

--------------------------------              ----------------------------------
Patrick Galvin                                Peter A. Jankowski

Date:                                         Date:
        ------------------------                    ----------------------------


--------------------------------              ----------------------------------
Earl L. Jennings, Jr.                         Charles E. McDowell

Date:                                         Date:
        ------------------------                   -----------------------------


--------------------------------              ----------------------------------
Steven W. Phillips, Esq.                      Kurt E. Starnes

Date:                                          Date:
        ------------------------                       ------------------------

                                    EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT'"), OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT, UNLESS THE COMPANY AND ITS COUNSEL HAVE RECEIVED A SATISFACTORY OPINION OF COUNSEL THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR THE SECURITIES LAWS OF SUCH STATES.

NO. WA ________                                           _____________ Warrants

                        VOID AFTER __________ ___, ______
                                     (Month) (Day) (Year)

                             WARRANT CERTIFICATE FOR
                           PURCHASE OF COMMON STOCK OF

                      AMERICAN MILLENNIUM CORPORATION, INC.

This certifies that FOR VALUE RECEIVED, or registered assigns (the "Registered Holder") is the owner of the number of Warrants ("Warrants") specified above. Each Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, no par value, of AMERICAN MILLENNIUM CORPORATION, INC., a New Mexico corporation (the "Company") at any time between _____________________, 2000, and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form attached hereto duly executed, at the corporate office of ___________________(Stock Transfer Company) as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of ____________ and ___/100 Dollars ($_.__) (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to AMERICAN MILLENNIUM CORPORATION, INC.

        This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated July ___, 1999 by and among the Company and the Warrant Agent.

        Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

        The term "Expiration Date" shall mean 5:00 P.M. (New York time) on _____________, ____ (i.e., three years from the Warrant issue date). If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

        The Company has covenanted and agreed, under certain specified conditions, that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current for a specified period of time. The Warrant(s) represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

        This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

        Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

        Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

        This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of California.

        This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:

AMERICAN MILLENNIUM CORPORATION, INC.

By:
   ------------------------------------

        Chief Executive Officer

Countersigned:

                                     (STOCK TRANSFER COMPANY),
------------------------------------
As Warrant Agent

By:
   ---------------------------------
        Authorized Officer

                                SUBSCRIPTION FORM

      To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder hereby irrevocably elects to exercise ____________________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

               ---------------------------------------------------

               ---------------------------------------------------

               ---------------------------------------------------

               ---------------------------------------------------
                     (Please print or type name and address)

and be delivered to

               ---------------------------------------------------

               ---------------------------------------------------

               ---------------------------------------------------

               ---------------------------------------------------
                     (Please print or type name and address)


and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

        The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below.

                                            ------------------------------------
                                            (Name of NASD Member if other than
__________)

Dated:                                      X
      ----------------------------------      ----------------------------------

                                            ------------------------------------

                                            ------------------------------------
                                                           Address

                                            ------------------------------------
                                                Taxpayer Identification Number

                                            ------------------------------------

                                                    Signature Guaranteed

                                            ------------------------------------

                                   ASSIGNMENT

       To Be Executed by the Registered Holder in Order to Assign Warrants


FOR VALUE RECEIVED, __________________________________________________ hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

               ---------------------------------------------------

               ---------------------------------------------------

               ---------------------------------------------------

               ---------------------------------------------------
                     (Please print or type name and address)


______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                              X
       ----------------------         --------------------------------
                                            Signature Guaranteed

                                    ----------------------------------

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR BOSTON STOCK EXCHANGE.

                                       30